Exhibit 99.2

Pacific Mercantile Bancorp Announces Participation in Upcoming Investor Conferences

Costa Mesa, CA.-November 1, 2019 - Pacific Mercantile Bancorp (NASDAQ: PMBC), the holding company of Pacific Mercantile Bank (the “Bank”), a wholly owned banking subsidiary, today announced that Brad Dinsmore, President & Chief Executive Officer, and Curt Christianssen, Executive Vice President & Chief Financial Officer, will participate in the following investor conferences during the month of November:
Hovde Group 2019 Community Bank Investor Conference
Scottsdale, Arizona
November 4-5, 2019

Piper Jaffray Western Bank Symposium
Santa Monica, California
November 7, 2019

During the conferences, the management team will hold a series of meetings with institutional investors.
A copy of the investor presentation to be used during the meetings will be made available on the Presentations page of the Company’s investor relations website.

About Pacific Mercantile Bancorp
Pacific Mercantile Bancorp (NASDAQ: PMBC) is the parent holding company of Pacific Mercantile Bank, which opened for business March 1, 1999. The Bank, which is an FDIC insured, California state-chartered bank and a member of the Federal Reserve System, provides a wide range of commercial banking services to businesses, business professionals and individual clients. The Bank is headquartered in Orange County and has seven locations in Southern California, located in Orange, Los Angeles, San Diego, and San Bernardino counties. The Bank offers tailored flexible solutions for its clients including an array of loan and deposit products, sophisticated treasury management services, and comprehensive online banking services accessible at www.pmbank.com.
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Contact:
Curt Christianssen
Chief Financial Officer
714-438-2500